Exhibit 10.5

Equity Interest Pledge Agreement

This Equity Interest Pledge Agreement (hereinafter referred to as the “Agreement”) was signed by the following Parties in Shanghai, the People’s Republic of China (hereinafter referred to as the “China”) on February 24, 2021:

(1) Enterprises listed in Annex I of this Agreement (the “Pledger”, including the “Investor Shareholders” and the “Founder Shareholders”)

(2) Shanghai Haluo Corporate Development Co., Ltd. (the “Pledgee”)

Address of registration: Room 236, 14th Floor, Building 2, No. 588, Zixing Road, Minhang District, Shanghai, China

Legal representative: Yang Lei

(3) Haluo Inclusive Technology Co., Ltd. (formerly known as Jiangsu Youon Low-Carbon Technology Co., Ltd.)(the “Company”)

Address of registration: Building E, Xinlong Lake Water Street, No. 5, Chongyi South Road, Xinqiao Town, Xinbei District, Changzhou City, Jiangsu Province, China

Legal representative: Yang Lei

(In this Agreement, the above Pledger, Pledgee and Company are individually referred to as the “Party” and collectively referred to as the “Parties”.)

In view of the fact that,

(1) The Pledger refers to all registered shareholders of the Company, who collectively hold 100% of the Company Equity in accordance with the law (representing the registered capital of RMB 42,999,849, hereinafter referred to as the “Company Equity”). On the date of signing this Agreement, capital contribution and shareholding ratio of each Pledger in the total registered capital of the Company are as shown in Annex II of this Agreement.

(2) According to the provisions of the Exclusive Call Option Agreement signed by the Pledger, the Pledgee and the Company on February 24, 2021 (hereinafter referred to as the “Exclusive Call Option Agreement”), the Pledger shall transfer all or part of its equity in the Company to the Pledgee and/or any other entity or individual designated by it under the conditions permitted by Chinese Laws and at the request of the Pledgee. In addition, the Company shall transfer all or part of the assets of the Company to the Pledgee and/or any other entity or individual designated by it under the conditions permitted by Chinese Laws and at the request of the Pledgee.

(3) According to the provisions of the Power of Attorney Agreement (hereinafter referred to as the “Power of Attorney Agreement”) signed by the Pledger, the Pledgee and the Company on February 24, 2021, the Pledger has fully entrusted the Pledgee to represent the Pledger to exercise all the voting rights it enjoys as a shareholder of the Company.

(4) According to the provisions of the Exclusive Business Cooperation Agreement (hereinafter referred to as the “Cooperation Agreement”) signed by the Pledgee and the Company on February 24, 2021, the Pledgee agrees to use its technology, personnel and information advantages to provide the Company with exclusive technical support, consulting and other services related to the main business, and the Company agrees to accept various services provided by the Pledgee.

(5) As the performance of Contractual Obligations (as defined in the following text) by the Pledger and the Company, and the guarantee to the liquidation of the Guaranteed Debt (as defined in the following text) , each Pledger agrees to pledge all of the Company Equity held by it to the Pledgee, and gives the Pledgee the right of first repayment, and the Company agrees to such Equity Pledge arrangements.

Therefore, the Parties reach the following agreement after negotiation:

Article 1: Definition

1.1 Unless otherwise explained based on the context, the following words in this Agreement shall have the following meanings:

“Founding Shareholder”: has the meaning given in Annex I of this Agreement.

“Contractual Obligations”: refers to all the Contractual Obligations of the Pledger under the Exclusive Call Option Agreement, Power of Attorney Agreement and this Agreement; as well as the Contractual Obligations of the Company under the Transaction Agreements and this Agreement.

“Guaranteed Debt”: refers to all the direct, indirect and derivative losses and losses of expected benefits suffered by the Pledgee as a result of any breach of contract by the Pledger and/or the Company. The amount of such losses is determined by the Pledgee based on its absolute discretion, and the Pledger will be fully bound by it. “Guaranteed Debt” also includes all expenses incurred by the Pledgee to force the Pledger and/or the Company to perform its Contractual Obligations.

“Transaction Agreements”: refers to Exclusive Call Option Agreement, Power of Attorney Agreement and the Cooperation Agreement.

“Investor Shareholder”: has the meaning given in Annex I of this Agreement.

“Event of Default”: means (1) The Pledger’s breach of any Contractual Obligations under the Transaction Agreements or this Agreement; (2) The Company’s breach of any Contractual Obligations under the Transaction Agreements or this Agreement; (3) Any statement or guarantee made by the Pledger and/or Company in any Transaction Agreements or this Agreement is substantially misleading or incorrect, or such statement or guarantee violates any promise made by the Pledger and/or Company in any Transaction Agreement or this Agreement; or (4) The successor or custodian of the Company or the Pledger refuses to perform or fails to fully perform the Transaction Agreement or this Agreement.

“Pledged Property”: As far as the Pledger is concerned, the Pledged Property refers to all the equity of the Company, which is legally owned by the Pledger when this Agreement comes into force and will be pledged to the Pledgee in accordance with the provisions of this Agreement as the guarantees for fulfilling the Contractual Obligations and repaying Guaranteed Debt. See Annex I of this Agreement for details; and the increased capital contribution as described in Article 2.4 and Article 2.5 of this Agreement, and all dividends, other cash income and all non-cash income arising from the equity of the Company held by the Pledger.

“Chinese Laws”: means the laws, administrative regulations, administrative rules, local regulations, local rules, legislative interpretations, judicial interpretations and other binding normative documents of the People’s Republic of China that are effective at that time.

“Equity Pledge”: has the meaning given in Article 2.2 of this Agreement.

“The Right of the Party”: has the meaning given in Article 13.7 of this Agreement.

1.2 The invocation of any of the Chinese Laws in this Agreement shall be deemed as:

(1) The invocation shall also include the invocation of the amendments, changes, additions and re-enactments of these Chinese Laws, regardless of the effective time before or after the conclusion of this Agreement; and

(2) The invocation shall also include the invocation of other decisions, notices and regulations made in accordance with its provisions or effective due to them.

1.3 Unless otherwise stated in the context of this Agreement, the terms, clauses, items, and paragraphs in this Agreement refer to the corresponding content in this Agreement.

Article 2: Equity Pledge

2.1 The Pledgers hereby agree to pledge Pledged Property, which could be legally owned and disposed by the Pledgers to the Pledgee in accordance with the provisions of this Agreement, as a guarantee for their Contractual Obligations(including but not limited to the payment of all service fees by the Company to the Pledgee under the Cooperation Agreement);

2.2 The Pledger and the Company shall record the Equity Pledge arrangement under this Agreement (hereinafter referred to as “Equity Pledge”) on the Pledger’s capital contribution certificate and the Company’s shareholder register on the day this Agreement takes effect, provide such record certificate for the Pledgee in a form that is satisfactory to the Pledgee, complete the registration in relation to Equity Pledge to applicable branch of the State Administration for Market Regulation within twenty (20) working days from the effective date of this Agreement, and offer the Pledgee the original copy of the shareholder register containing the Equity Pledge and the original registration documents in relation to the Equity Pledge issued by applicable branch of the State Administration for Market Regulation(including but not limited to the Decision of Approving the Registration of Equity Pledge). The Pledgee will keep these documents during the Pledge Period stipulated in this Agreement.

2.3 The Pledge shall become effective after registration with the applicable branch of the State Administration for Market Regulation in accordance with Article 2.2 of this Agreement. The Pledge Period shall begin on the date of registration with the applicable branch of the State Administration for Market Regulation and end on the earlier of the following dates: (a) The date on which the unpaid Guaranteed Debt has been fully paid off or is repaid by other applicable methods; or (b) The date on which the Pledgee exercises the Pledged Property in accordance with the terms and conditions of this Agreement in order to fully realize its rights to the Guaranteed Debt and Pledged Property; or (c) The date when the Pledger completes the equity transfer to another party (individual or legal entity) in accordance with the Exclusive Call Option Agreement and no longer holds any Company Equity (the “Pledge Period”).

2.4 Only when the Pledgee has issued an express written consent in advance, can the Pledger increase the registered capital of the Company. The amount of capital contributed by the Pledger to the Company’s registered capital due to the increase in the Company’s capital is also a type of Pledged Property. Within a reasonable period after the changes of the Company’s equity (including but not limited to capital increase), the Company shall record and the Pledger shall urge the Company to record the changed Equity Pledge on the capital contribution certificate of the Pledger and the shareholder register of the Company. The Pledger and the Company shall immediately sign a supplementary equity interest pledge agreement or a new equity interest pledge agreement with the Pledgee regarding the aforementioned Equity Pledge, urge the board of directors and/or general meeting of the Company (if applicable) to approve the supplementary equity interest pledge agreement or the new equity interest pledge agreement, submit to the Pledgee all the documents required to supplement or sign the new equity interest pledge agreement, and complete the registration of the change of Equity Pledge by the applicable branch of the State Administration for Market Regulation and provide the Pledgee with the original registration documents related to the Equity Pledge issued by applicable branch of the State Administration for Market Regulation within 30 days after such changes (including but not limited to the Decision of Approving the Registration of Equity Pledge). The Pledgee will keep these documents during the Pledge Period stipulated in this Agreement.

2.5 Any and all dividends or other bonuses (if any) arising from equity during the Pledge Period shall belong to the Pledgee. In the event that the Guaranteed Debt has not been paid off or the Pledgee’s prior written consent has not been given, the Pledger shall not receive dividends or bonuses for the equity holdings of the Company, and any dividends or bonuses received by the Pledger in respect of the Company Equity held by it shall belong to the Pledgee.

2.6 If it is known or discovered that a breach of contract has occurred or is likely to occur, the Pledger shall immediately notify the Pledgee in writing. Due to the restriction of the provisions of Article 4.6, the Pledgee shall have the right to dispose of any Pledged Property of the Pledger in accordance with the provisions of this Agreement after the occurrence of the breach of contract.

2.7 During the validity period of this Agreement, for any decrease in the value of the Pledged Property, the Pledgee does not need to bear any responsibility, and the Pledger also has no right to recourse in any form or make any demands against the Pledgee. Without violating the foregoing provisions of this paragraph, if there is any possibility that the value of the Pledged Property will be significantly reduced, which may endanger the rights of the Pledgee, the Pledgee may auction or sell the Pledged Property on behalf of the Pledger at any time, and sign an Agreement with the Pledger to use the proceeds from the auction or sale to pay off the Guaranteed Debt in advance or to deposit with the notary office where the Pledgee is located(any expenses incurred thereby shall be borne by the Pledgee). In addition, upon the request of the Pledgee, the Founding Shareholder should provide other property as a guarantee for the Guaranteed Debt.

Article 3: Releasing the Equity Pledge

After the Pledger and the Company have fully and completely fulfilled all Contractual Obligations and paid off all Guaranteed Debt, the Pledgee shall release the Equity Pledge under this Agreement at the request of the Pledger, and cooperate with the Pledger in handling the cancellation of the registration of Equity Pledge in the shareholder register of the Company. In addition, the reasonable expenses incurred by the cancellation of the registration of the Equity Pledge shall be borne by the Pledgee.

Article 4: Disposition of the Pledged Property

4.1 The Pledger and the Pledgee hereby agree that, in the event of any breach of contract, after giving written notice to the breaching Pledger, the Pledgee has the right to exercise all its rights and powers for remedies according to Chinese Laws, the Transaction Agreements and the terms of this Agreement, including but not limited to auction or sale of Pledged Property for priority compensation. The Pledger shall provide necessary assistance. The Pledgee is not responsible for any loss caused by its reasonable exercise of such rights and powers.

4.2 The Pledgee has the right to appoint his lawyer or other agent in writing to exercise any and all of the above rights and powers, and the Pledger shall not raise any objections to this.

4.3 All reasonable expenses incurred by the Pledgee in exercising any or all of the above rights and powers shall be borne by the Pledgee.

4.4 The income obtained by the Pledgee from exercising its rights and powers shall be processed in the following order:

First, pay all expenses incurred by the disposing of the Pledged Property and all expenses incurred by the exercising of rights and powers by the Pledgee (including expenses paid to lawyers and agents);

Second, pay taxes and fees due to the disposal of Pledged Property; and

Third, repay the Guaranteed Debt to the Pledgee.

If there is a balance after deducting the above amount, the Pledgee shall return the balance to the Pledger or other persons who have rights over the income in accordance with relevant laws and regulations, or deposit it with the notary office where the Pledgee is located (any expenses incurred hereby shall be borne by the Pledgee).

4.5 The Pledgee has the right to choose how it should exercise the pledge right and any other right of remedies it enjoys due to breach of contract, either in full or in part. Before exercising the right to auction or sell the Pledged Property under this Agreement, the Pledgee does not need to exercise other right of remedies due to breach of contract first. The exercise of the pledge right and any other remedies for breach of contract will neither affect the effectiveness of the remaining pledge, nor affect the effectiveness of any other right of remedies enjoyed by the Pledgee due to breach of contract.

4.6 The Pledgee has the right to choose the method of disposing of the Pledged Property, either in full or in part.

4.7 For payments resulting from valuation, or the income generated due to the auction or sale of all or part of the Pledged Property in accordance with legal procedures, the Pledgee has the right to receive compensation first until the unpaid Guaranteed Debt or other payable monetary debts of the Pledger and/or investor have been fully paid, repaid or otherwise settled.

4.8 The Pledger shall not prevent the Pledgee from disposing of the pledge in accordance with this Agreement, and shall provide necessary assistance to enable the Pledgee to realize its pledge right.

Article 5: Cost and Expense

Unless otherwise agreed in this Agreement, all actual expenses related to the establishment of the Equity Pledge under this Agreement, including (but not limited to) stamp duty, any other taxes and all legal expenses, shall be borne by the Party itself.

Article 6: No Waiver

The Pledgee’s waiver or relinquishment of any breach of contract by the Pledger, or the Pledgee’s delay in exercising any of its rights under the Transaction Agreements and this Agreement will not affect the Pledgee, under the Agreement, relative Chinese Laws and the Transaction Agreements, to insist upon strict compliance with the Transaction Agreements and this Agreement, and will not affect any Pledgee’s right hereunder due to breach of the Transaction Agreements and/or this Agreement by the Pledger.

Article 7: Statement and Guarantee

7.1 The Founding Shareholders and the Company hereby separately and jointly make a statement and guarantee to the Pledgee as follows:

(1) It is a sole proprietorship, partnership or limited liability Company legally established and validly existing. It has complete and independent legal status and legal capacity, and has obtained appropriate authorization to sign, deliver and perform this Agreement, and can independently act as a party to the litigation subject.

(2) It has the full power and authorization to sign and deliver this Agreement and all other documents that it will sign related to the transactions described in this Agreement, and has the full power and authorization to complete the transactions described in this Agreement.

(3) All reports, documents and information about the Founding Shareholders and the Company and all matters required by this Agreement provided by it for the Pledgee before the Agreement comes into effect, are true and correct in all substantive aspects when this Agreement comes into force.

(4) After this Agreement comes into effect, all reports, documents and information about the Founding Shareholders and the Company and all matters required by this Agreement provided by it for the Pledgee are true and valid in all substantive aspects at the time of their provision.

(5) When this Agreement comes into effect, the Founding Shareholder is the sole legal owner of the Pledged Property held by it. There is no Dispute about the ownership of the Pledged Property held by Existing Shareholders or Founding Shareholders that is known to be likely to occur. The Founding Shareholders have the right to dispose of any or all the Pledged Property held by them.

(6) Except for the security rights established on the Pledged Property due to this Agreement, the rights established under the Transaction Agreements, and the Equity Pledge that has been disclosed to the Pledgee, there are no other guaranteed rights or interests of third Parties on the Pledged Property.

(7) The Pledged Property held by the Founding Shareholder can be pledged and transferred in accordance with the law, and the Founding Shareholder has full rights and powers to pledge his Pledged Property to the Pledgee in accordance with the provisions of this Agreement.

(8) After properly signed, this Agreement constitutes a legal, effective and binding obligation for it.

(9) The signing and performance of this Agreement, and any consent, permission, waiver, authorization of the third party required for the Equity Pledge under this Agreement, or the approval, permission, exemption from any government agency other than those mentioned in Article 2.2, or registration or filing procedures with any government agency (if required by law) have been obtained or processed, and will be fully effective within the validity period of this Agreement.

(10) There is no violation or conflict in relation to the execution and performance of the Agreement between the Founding Shareholders and the Company and all applicable laws, any Agreement, Articles of Association or other organizational document to which it is a party or is binding on its assets, any court judgment, any arbitration agency ruling, or any decision of any administrative agency.

(11) The Equity Pledge under this Agreement constitutes the first-order security interest of the Pledged Property.

(12) All taxes and fees payable by the Founding Shareholders due to the acquisition of Pledged Property held by them have been paid in full by the Founding Shareholders.

(13) There is no court or arbitration tribunal against any of the Founder Shareholders or the Company or their respective assets, pending or, to the knowledge of the Founder Shareholders and the Company, threatened actions, proceedings or demands in respect of the Pledged Property held by the Founder Shareholders. Meanwhile, there is no pending or, to the knowledge of the Founder Shareholders and the Company, threatened actions, proceedings or demands by any governmental or administrative authority against the Founder Shareholders or the Company or their respective properties, or the Pledged Property held by the Founder Shareholders, which shall materially or adversely affect the economic status of the Founder Shareholders or the Company or their ability to perform their obligations under this Agreement and the guarantee liabilities.

(14) Except for the mortgage or Pledged Property of certain assets of some of the Company’s subsidiaries, the assets owned by the Company and its subsidiaries do not have any significant security rights or other encumbrances that may affect the rights and interests of the Pledgee in the Pledged Property (including but not limited to the transfer of any intellectual property rights or any assets of the Company and its subsidiaries, or any property rights or use rights attached to such assets).

(15) The Founding Shareholders and the Company hereby guarantee to the Pledgee that the above statement and guarantee will be true and correct under any circumstances at any time before the Contractual Obligations are fully fulfilled or the Guaranteed Debt are fully paid off, and will be fully observed.

7.2 The Investor Shareholders hereby separately but not jointly declare and guarantee to the Pledgee as follows:

(1) It is a limited liability Company legally established and validly existing. It has complete and independent legal status and legal capacity, and has obtained appropriate authorization to sign, deliver and perform this Agreement, and can independently act as a party to the litigation subject.

(2) It has the full power and authorization to sign and deliver this Agreement and all other documents that it will sign related to the transactions described in this Agreement, and has the full power and authorization to complete the transactions described in this Agreement.

(3) As of the effectiveness of this Agreement, it is the sole legal owner of the Pledged Property held by it, and there is no existing or threatened dispute known by the Investor Shareholder concerning the ownership of the Pledged Property held by it. Such Investor Shareholder shall have the right to dispose of the Pledged Property or any part thereof.

(4) Except for any encumbrance created on the Pledged Property and the rights under the Transaction Agreements, there is no other security interest or third-party interest in the Pledged Property held by the Investor Shareholder.

(5) The Pledged Property of the Investor Shareholder can be pledged and transferred legally, and the Investor Shareholder has sufficient rights and powers to pledge the Pledged Property to the Pledgee under the provisions of the Agreement.

(6) The Agreement shall constitute the legal, valid and binding force after being properly signed.

(7) The Equity Pledge under this Agreement constitutes the first-order guarantee right to the Pledged Property held by the Investor Shareholder.

(8) All taxes and expenses due to paying for obtaining the Pledged Property by the Investor Shareholder have been paid in full amount by the Investor Shareholder.

(9) No court or arbitration court has any unbinding lawsuit, legal procedure or request to the Investor Shareholder or the Pledged Property it holds. In the meanwhile, no governmental agency or administrative authority has any unbinding lawsuit, legal procedure or request to the Investor Shareholder or the Pledged Property it holds, thus having no major or adverse impact on the Investor Shareholder’s performance of the obligations and guarantee responsibilities under this Agreement.

Article 8: Pledger and Company Commitment

8.1 The Founder Shareholder and the Company hereby separately and jointly make the following commitment to the Pledgee:

(1) Without the written consent of the Pledgee ahead, the Founder Shareholder is not allowed to establish or allow to establish any new Pledged Property or any other guarantee property on the Pledged Property it holds, or carry out any negotiation or sign any Agreement or make any arrangement for such purpose. The wholly or partially established pledge or any other guarantee right on the Pledged Property without obtaining the prior written consent of the Pledgee will be invalid.

(2) Without notifying the Pledgee in advance and obtaining the clear written consent from the Pledgee, the Founder Shareholder is not allowed to transfer or dispose the Pledged Property it holds in any format, or carry out any negotiation or sign any Agreement or make any arrangement for such purpose. All such behaviors of the Founder Shareholder shall be deemed invalid. The amount obtained by the Founder Shareholder in transferring or disposing the Pledged Property it holds shall be used for the Pledgee for repaying the Guaranteed Debt or withdrawing to the third party agreed by the Pledgee in advance.

(3) If any legal lawsuit, arbitration or other request has already occurred or will probably occur as it is known by the Founder Shareholder and/or the Company, which will probably have an adverse impact on the interest of the Founder Shareholder or Pledgee in the Transaction Agreements or this Agreement, the Founder Shareholder and/or the Company promises to notify the Pledgee in writing timely and take all necessary measures to guarantee the Pledged Property rights of the Pledgee to the Pledged Property upon the reasonable request of the Pledgee.

(4) Neither the Founder Shareholder nor the Company shall carry out or allow any behavior or action that will probably have an adverse impact on the interest of the Founder Shareholder or the Pledgee in the Transaction Agreements or this Agreement or the Pledged Property it holds. Without obtaining the written consent from the Pledgee, neither the Founder Shareholder nor Company shall engage in any behavior or no behavior that will constitute any major impact on the Company asset, business and responsibility or affect the validity and enforcement of the Agreement. The Founder Shareholders give up the priority of purchase when the Pledgee realizes the pledge.

(5) Upon the reasonable request of the Pledgee, the Founder Shareholder guarantees to take all necessary measures and sign (and urge all stakeholders to sign, if applicable) all necessary documents(including but not limited to the supplementary agreement of this Agreement), raise all necessary or proper accusation or give necessary defense to all compensations, so as to guarantee the Pledged Property right of the Pledgee to the Pledged Property, as well as the exercise and realization of the rights.

(6) In case of any transfer of the Pledged Property caused because of exercising the pledged right under the Agreement, the Founder Shareholder and the Company promise to take all measures to realize the transfer.

(7) Unless otherwise required by the Pledgee, it is allowed to always legally register the Pledged Property it holds and guarantees the right to pledge the Pledged Property.

(8) The Founder Shareholder and the Company (including the executive affairs partner, board of shareholders, board of directors or executive directors) do not allow to sell, transfer, pledge or dispose the Company’s assets in any format or set any guarantee right on the Company asset without obtaining the prior written consent of the Pledgee.

(9) The Company shall finish the registration procedure of the business term prolonging within three (3) months before its business term expires, so as to maintain the continuity of the validity of the Agreement.

(10) The Founder Shareholder agrees that all rights obtained by the Pledgee to the Pledged Property based on the Agreement shall not be interrupted or damaged by the Founder Shareholder, or its successor, or its authorized person or any other person through the legal procedure.

(11) The Founder Shareholder and the Company promise to the Pledgee that the Founder Shareholder and the Company will follow and perform all guarantees, commitments, terms, statements and conditions under this Agreement. If the Founder Shareholder and/or the Company fail to perform or fail to completely perform its guarantees, commitments, terms, statements and conditions, the Founder Shareholder and the Company shall separately and jointly compensate the Pledgee for all losses suffered accordingly.

(12) If the Pledged Property under this Agreement suffers from any mandatory measures from the court or other governmental authority for any reason, the Founder Shareholder shall try its best, including but not limited to providing other guarantees or taking other measures for the court to relieve the mandatory measures taken by the court or other departments to the Pledged Property it holds.

(13) It is required to observe and implement all relevant laws and regulations of the pledge, and send the notice, command or suggestion to the Pledgee within five 5 working days after receiving the notice, command or suggestion related to the pledge issued or published by the governing authority, and take actions as the reasonable instruction of the Pledgee.

8.2 The Investor Shareholders hereby separately but not jointly make the following commitment to the Pledgee:

(1) Without the written consent of the Pledgee ahead, the Investor Shareholder is not allowed to establish or allow to establish any new Pledged Property or any other guarantee property on the Pledged Property it holds, or carry out any negotiation or sign any Agreement or make any arrangement for such purpose. The wholly or partially established Pledged Property or any other guarantee right on the Pledged Property without obtaining the prior written consent of the Pledgee will be invalid.

(2) Without notifying the Pledgee in advance and obtaining the clear written consent from the Pledgee, the Investor Shareholder is not allowed to transfer or dispose the Pledged Property it holds in any format, or carry out any negotiation or sign any Agreement or make any arrangement for such purpose. All such behaviors of the Investor Shareholder shall be deemed invalid. The amount obtained by the Investor Shareholder in transferring or disposing the Pledged Property it holds shall be used by the Pledgee first for repaying the Guaranteed Debt or withdrawing to the third party agreed by the Pledgee in advance.

(3) If any legal lawsuit, arbitration or other request has already occurred, which will probably have an adverse impact on the interest of the Investor Shareholder or the Pledgee in the Transaction Agreements or this Agreement or the Pledged Property it holds, the Investor Shareholder promises to notify the Pledgee in writing timely and take all necessary measures to guarantee the Pledged Property rights of the Pledgee to the Pledged Property upon the reasonable request of the Pledgee.

(4) The Investor Shareholder shall not carry out or allow any behavior or action that will probably have an adverse impact on the interest of the Pledgee in the Transaction Agreements or this Agreement or the Pledged Property it holds.

(5) Upon the reasonable request of the Pledgee, the Investor Shareholder guarantees to take all necessary measures and sign(and urge all stakeholders to sign, if applicable) all necessary documents(including but not limited to the supplementary Agreement of this Agreement), raise all necessary or property accusation or give necessary defense to all compensations, so as to guarantee the Pledged Property right of the Pledgee to the Pledged Property, as well as the exercise and realization of the rights.

(6) In case of any transfer of the Pledged Property caused because of exercising the Pledged Property right under the Agreement, the Investor Shareholder promises to take all measures to realize the transfer.

(7) Unless otherwise required by the Pledgee, it is required to always legally register the Pledged Property it holds and guarantees the right to pledge the Pledged Property.

(8) The Investor Shareholder agrees that all rights obtained by the Pledgee to the Pledged Property based on the Agreement shall not be interrupted or damaged by the Investor Shareholder, or the successor of the Investor Shareholder, or the authorized person of the Investor Shareholder or any other person through the legal procedure.

(9) The Investor Shareholder promises the Pledgee that the Investor Shareholder will follow and perform all guarantees, commitments, terms, statements and conditions under this Agreement. If the Investor Shareholder fails to perform or fail to completely perform its guarantees, commitments, terms, statements and conditions, the Investor Shareholder shall separately and not jointly compensate the Pledgee for all losses suffered accordingly. In order to avoid doubt, the Investor Shareholder shall assume the responsibilities with the equities it holds to the Company.

(10) If the Pledged Property under this Agreement suffers from any mandatory measures from the court or other governmental authority for any reason, the Investor Shareholder shall try its best, including but not limited to providing other guarantees or taking other measures to the court to relieve the mandatory measures taken by the court or other departments to the Pledged Property it holds.

(11) It is required to observe and implement all relevant laws and regulations of the Pledged Property, and send the notice, command or suggestion to the Pledgee within five[5] working days after receiving the notice, command or suggestion related to the Pledged Property issued or published by the governing authority, and take actions as the reasonable instruction of the Pledgee.

Article 9: Force Majeure

9.1 “Force Majeure” refers to any unforeseeable events(or unable to be avoided properly despite of being foreseeable) that will hinder the performance of the Agreement and exceed the reasonably controlled scope of any Party, including but not limited to governmental behaviors, natural disasters, fire disasters, explosives, typhoons, floods, earthquakes, tides, thunders, and wars, but excluding fund shortage.

9.2 If any Party fails to fully or partially perform the Agreement because of the Force Majeure, the affected Party shall be exempted from assuming the responsibilities under the Agreement under the Force Majeure, unless it is otherwise stipulated by the Chinese Laws.

9.3 If one Party is unable to perform the Agreement because of Force Majeure, it shall notify the other Party about the non-performance and the reasons after the occurrence of the Force Majeure event, so as to minimize the loss suffered by the other Party to the greatest extent. In addition, within the reasonable time after issuing the Force Majeure notice, the affected Party shall provide the legal certificate issued by the public authority (or other proper organization) of the Force Majeure place to prove the existence of the Force Majeure.

9.4 The Party suffering from Force Majeure can suspend performance of the obligations under this Agreement until the disturbance caused by the Force Majeure is fully resolved. However, the Party shall make every effort to eliminate any obstacles caused by Force Majeure in order to minimize its negative effects and losses.

Article 10: Situation Change

As a supplementary, and avoid conflicting with the Transaction Agreements and other provisions of the Agreement, if the Pledgee holds the view that maintaining the validity of the Agreement and/or disposing the Pledged Property by the means stipulated by the Agreement becomes illegal or goes against the laws, regulations or rules because of the issuance or modification of any Chinese Laws, regulations or rules, or modification to the interpretation of the laws, regulations or rules, or modification of the relevant registration procedures, the Pledger and the Company shall take any action, and/or sign any Agreement or other documents upon the reasonable request of the Pledgee, to:

(1)      Maintain the validity of the Agreement;

(2)      Facilitate to dispose the Pledged Property in a means stipulated by the Agreement; and/or

(3)      Maintain or realize the establishment intention or established guarantee of the Agreement.

Article 11: Effectiveness and Term of the Agreement

11.1 The Agreement shall become effective after being properly signed/sealed by various Parties.

11.2 The Equity Pledge established under this Agreement is a continuous guarantee. Its validity shall be extended until all contract obligations are fulfilled or the Guaranteed Debts are completely liquidated.

11.3 After the termination of the Agreement, the Pledgee shall return the original shareholder register stating the Equity Pledge and the original OIC registration certificate (including but not limited to Decision on Approving the Equity Pledge Registration it holds according to the Agreement within three (3) working days to the Pledger, and actively assist the Pledger in transacting the Pledged Property cancellation procedure. Despite of other provisions of the Agreement, the validity of Article 10.3 of this Agreement shall not be affected by the suspension or termination of the Agreement.

Article 12: Notice

12.1 Any notice, request, requirement and other correspondence required by the Agreement or made according to the Agreement shall be delivered to the Party in writing.

12.2 If the above-mentioned notice or other correspondence is sent by fax or Telegram, it shall be deemed to have been delivered in sending. If it is sent personally, it shall be deemed to have been delivered in meeting. If it is sent through mail, it shall be deemed to have been delivered five (5) days after sending.

Article 13: Miscellaneous

13.1 Without the need of obtaining the consent from the Pledger, after notifying the Pledger, the Pledgee can transfer its rights and/or obligations under the Agreement to any third party. However, without obtaining the written consent from the Pledgee, the Pledger is not allowed to present or transfer its rights, obligations or responsibilities under the Agreement to any third party. The successor or licensed assignee (if any) of the Pledger must continue to perform the obligations of the Pledger under the Agreement. The Agreement is effective to every successor and assignee of the Pledgee. If the Pledgee transfers its rights or obligations under the Transaction Agreements at any time to any third party, the assignee shall enjoy all rights and obligations of the Pledgee under this Agreement, and the Pledger and the Company shall sign a new pledge agreement with the same content with this Agreement with the assignee upon the request of the Pledgee and perform the necessary pledge change registration procedure (including but not limited to signing the relevant documents), so as to guarantee the continuity of the pledge.

13.2 The amount the Pledgee holds in performing the pledge power to the Pledged Property according to the provisions of the Agreement shall be the final evidence of the Guaranteed Debt under the Agreement.

13.3 The Agreement is in Chinese, and it can be signed in one copy or several duplicated copies. Each duplicated copy shall be deemed as the original copy, but all duplicated copies shall jointly constitute one and same Agreement. As to the effectiveness of the Agreement, the signature in fax and email shall constitute the original copy.

13.4 The conclusion, effectiveness, performance, modification, explanation and termination of the Agreement is subject to the Chinese Laws.

13.5 Any Dispute generated by signing the Agreement or related to the Agreement (hereafter named as the “Dispute” for short) shall be solved by various Parties through friendly negotiation. It is required to notify timely the other Party regarding the Dispute and explain the nature of the Dispute. If the Dispute is unable to be solved within sixty (60) days after notifying the Dispute, any Party can submit the Dispute to the People’s Court of the signing place for lawsuits. In Dispute solving period, various Parties shall continue to perform the rest articles except the Dispute. As a property preservation or enforcement measure, if requested by the Dispute Party, the court with the governing power shall make a judgment or decision to provide temporary relief measures to the Dispute Party in the proper conditions allowed by the law, such as the detaining or freezing of the property or Company’s equity of the Defaulting Party. In addition to the Chinese court, Hong Kong court, Caymans Court and Bermuda shall also be considered to have the governing force to the Agreement.

13.6 No right, power or remedy to each Party by any provision of the Agreement shall eliminate the rest right, power or remedy according to the law and other provisions under the Agreement, and the exercise of one Party to its right, power or remedy shall not eliminate the exercise of other rights, powers or remedies it enjoys.

13.7 The non-performance or postponing of one party to the due right, power or remedy according to this Agreement (hereafter named as the “Right of the Party”) will not result in the waive of the Party to the corresponding right. In addition, any partial waive of any right shall not eliminate the exercise of the Party to the right in other formats or the exercise of the rest Rights of the Party.

13.8 The headlines of each Article in the Agreement are only set for index. In none conditions, the headline could be used or affect the explanation of the corresponding Article.

13.9 Each Article of this Agreement can be separated and independent to the rest Article. If any or several Articles of the Agreement become invalid, illegal or unable to be performed at any time, the effectiveness, legality and performance of the rest Articles of the Agreement will not be affected.

13.10 This Agreement constitutes the complete and sole Agreement reached by various Parties to the Agreement. Once signed, it will replace any written or oral Agreement, contract, understanding and correspondence reached by the various Parties on the same theme ahead of time. On the date of signing this Agreement, the Equity Interest Pledge Agreement signed by various Agreement Parties on December 2, 2019 shall be terminated and be replaced by the Agreement immediately. Any modification and supplementary to the Agreement shall be made in writing. Except for the condition that the Pledgee transfers its rights under the Agreement according to the provisions in Article 13.1, the modification and supplementary of the Agreement shall become effective after being properly signed by various Parties.

13.11 The Founder Investor and Investor Shareholder have independent rights and interests under the Agreement, and their obligations and responsibilities are separated. Various Parties agree that, the Investor Shareholders, as well as affiliated Parties, managers, directors, partners, agents or employees shall neither assume any responsibility for any action or non-action of the Pledger under this Agreement or various Agreements, nor will have its rights or interests being affected because of any action or non-action or any other Pledger.

13.12 Subject to the provisions in Article 13.1, the Agreement has the binding force to the legal successors and licensed assignees of various Parties.

13.13 Various Parties acknowledge and confirm the existence of the Agreement, the terms of the Agreement, as well as any oral or written information exchanged between the Parties in preparing or performing the Agreement shall be considered as confidential information. None Party is allowed to disclose any confidential information to any third party, except for the following conditions: (a) information in the public field(not caused by the arbitrary disclosure of any Party); (b) information required to be disclosed by any applicable laws or regulations, rules of any Securities Exchange, or governmental authorities or courts with the governing force; or (c) information to be disclosed to the law or finance consultants of various Parties for the transaction of the Agreement, under the premise that the law or finance consultants observe the similar confidentiality obligations in Article 13.13.

13.14 The relevant commitment to the confidential information stipulated in Article 13.13 will continue to be effective after the termination or expiration of the Agreement.

[No text below]

[Signing Page]

This is to certify that the Equity Interest Pledge Agreement is signed by the below Parties on the date and at the place stipulated at the beginning of the Agreement.

Company: Haluo Inclusive Technology Co., Ltd. (seal)

Signature:	/s/Yang Lei

Name: Yang Lei

Position: Legal Representative

[Signing Page]

This is to certify that the Equity Interest Pledge Agreement is signed by the below Parties on the date and at the place stipulated at the beginning of the Agreement.

Pledgee: Shanghai Haluo Corporate Development Co., Ltd. (seal)

Signature:	/s/Chen Xiaodong

Name: Chen Xiaodong

Position: Legal Representative

[Signing Page]

This is to certify that the Equity Interest Pledge Agreement is signed by the below Parties on the date and at the place stipulated at the beginning of the Agreement.

Pledger:

Shanghai Yunxin Venture Capital Co., Ltd. (seal)

[Signing Page]

This is to certify that the Equity Interest Pledge Agreement is signed by the below Parties on the date and at the place stipulated at the beginning of the Agreement.

Pledger:

Youon Technology Co., Ltd. (seal)

Signature:	/s/Sun Jisheng

Name: Sun Jisheng

Position: Authorized Signatory

[Signing Page]

This is to certify that the Equity Interest Pledge Agreement is signed by the below Parties on the date and at the place stipulated at the beginning of the Agreement.

Pledger:

Shanghai Shezhen Enterprise Management Center (Limited Partnership) (seal)

Signature:	/s/Peng Jun

Name: Peng Jun

Position: Authorized Signatory

Shanghai Yunxi Enterprise Management Center (Limited Partnership)(seal)

Signature:	/s/Peng Jun

Name: Peng Jun

Position: Authorized Signatory

Shanghai Fugu Enterprise Management Center (Limited Partnership) (seal)

Signature:	/s/Peng Jun

Name: Peng Jun

Position: Authorized Signatory

Shanghai Jindan Enterprise Management Center (Limited Partnership)(seal)

Signature:	/s/Peng Jun

Name: Peng Jun

Position: Authorized Signatory

[Signing Page]

This is to certify that the Equity Interest Pledge Agreement signed by the below Parties on the date and at the place stipulated at the beginning of the paper.

Pledger:

Ningbo Juying Zhumei Investment Management Partnership (Limited Partnership) (seal)

Signature:	/s/Chen Xiaodong

Name: Chen Xiaodong

Position: Authorized Signatory

[Signing Page]

This is to certify that the Equity Interest Pledge Agreement is signed by the below Parties on the date and at the place stipulated at the beginning of the paper.

Pledger:

Ningbo Xinqianshun Investment Management Partnership (Limited Partnership) (seal)

Signature:	/s/Li Kaizhu

Name: Li Kaizhu

Position: Authorized Signatory

Shanghai Jizhu Enterprise Management Center (seal)

Signature:	/s/Li Kaizhu

Name: Li Kaizhu

Position: Authorized Signatory

[Signing Page]

This is to certify that the Equity Interest Pledge Agreement is signed by the below Parties on the date and at the place stipulated at the beginning of the paper.

Pledger:

Ningbo Shixian Investment Management Partnership (Limited Partnership) (seal)

Signature:	/s/Jiang Wei

Name: Jiang Wei

Position: Authorized Signatory

Shanghai Luowen Business Information Consulting Center (seal)

Signature:	/s/Jiang Wei

Name: Jiang Wei

Position: Authorized Signatory

[Signing Page]

This is to certify that the Equity Interest Pledge Agreement is signed by the below Parties on the date and at the place stipulated at the beginning of the paper.

Pledger:

Shanghai Junxing Investment Management Partnership (Limited Partnership) (seal)

Signature:	/s/Han Mei

Name: Han Mei

Position: Authorized Signatory

Shanghai Pandai Enterprise Management Center (seal)

Signature:	/s/Han Mei

Name: Han Mei

Position: Authorized Signatory

[Signing Page]

This is to certify that the Equity Interest Pledge Agreement is signed by the below Parties on the date and at the place stipulated at the beginning of the paper.

Pledger:

Ningbo Chiying Investment Management Partnership (Limited Partnership) (seal)

Signature:	/s/Yang Lei

Name: Yang Lei

Position: Authorized Signatory

Shanghai Sangjing Enterprise Management Center (seal)

Signature:	/s/Yang Lei

Name: Yang Lei

Position: Authorized Signatory

Annex I :

Pledger

Name	Type
Youon Technology Co., Ltd.	Investor Shareholder
Shanghai Yunxin Venture Capital Co., Ltd.
Ningbo Chiying Investment Management Partnership (Limited Partnership)
Shanghai Sangjing Enterprise Management Center
Ningbo Junxing Investment Management Partnership (Limited Partnership)
Shanghai Pandai Enterprise Management Center
Ningbo Shixian Investment Management Partnership (Limited Partnership)
Shanghai Luowen Business Information Consulting Center
Ningbo Xinqianshun Investment Management Partnership (Limited Partnership)	Founder Shareholder
Shanghai Jizhu Enterprise Management Center
Ningbo Juying Zhumei Investment Management Partnership (Limited Partnership)
Shanghai Fugu Enterprise Management Center (Limited Partnership)
Shanghai Jindan Enterprise Management Center (Limited Partnership)
Shanghai Shezhen Enterprise Management Center (Limited Partnership)
Shanghai Yunxi Enterprise Management Center (Limited Partnership)

Annex II

Basic Condition of the Company

Company name: Haluo Inclusive Technology Co., Ltd.

Registered address: Building E, Xinlong Lake Water Street, No. 5, Chongyi South Road, Xinqiao Town, Xinbei District, Changzhou City, Jiangsu Province, China.

Registered capital: RMB 42,999,849

Legal representative: Yang Lei

Ownership structure: as shown below

Shareholder name	Contribution(RMB)	Shareholding proportion
Youon Technology Co., Ltd.	10,000,000	23.2559%
Shanghai Yunxin Venture Capital Co., Ltd.	15,453,500	35.9385%
Ningbo Chiying Investment Management Partnership (Limited Partnership)	8,127,035	18.9001%
Shanghai Sangjing Enterprise Management Center	277,011	0.6442%
Ningbo Junxing Investment Management Partnership (Limited Partnership)	679,369	1.5799%
Shanghai Pandai Enterprise Management Center	277,011	0.6442%
Ningbo Shixian Investment Management Partnership (Limited Partnership)	474,940	1.1045%
Shanghai Luowen Business Information Consulting Center	277,011	0.6442%
Ningbo Xinqianshun Investment Management Partnership (Limited Partnership)	335,210	0.7796%
Shanghai Jizhu Enterprise Management Center	277,011	0.6442%
Ningbo Juying Zhumei Investment Management Partnership (Limited Partnership)	5,655,387	13.1523%
Shanghai Fugu Enterprise Management Center (Limited Partnership)	291,591	0.6781%
Shanghai Jindan Enterprise Management Center (Limited Partnership)	291,591	0.6781%
Shanghai Shezhen Enterprise Management Center (Limited Partnership)	291,591	0.6781%
Shanghai Yunxi Enterprise Management Center (Limited Partnership)	291,591	0.6781%
Total	42,999,849	100%